United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934

       Date of Report (Date of earliest event reported) : October 11, 2002




                                   WICKES INC.
                                   -----------
             (Exact name of registrant as specified in its charter)

        Delaware                    1-14967                   36-3554758
        --------                   ----------                 ----------
 (State of Incorporation)     (Commission File No.)         (IRS Employer
                                                          Identification No.)

             706 North Deerpath Drive, Vernon Hills, Illinois 60061
             ------------------------------------------------------
                    (Address of principal executive offices)
                                 (847) 367-3400
                                 --------------
              (Registrant's telephone number, including area code)



Item 5. Other Events:
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     On October  11,  2002 the  Company  received  notice  from  Nasdaq that the
Company's common stock has not maintained the minimum per share requirement for continued inclusion under Marketplace Rule 4310(c)(4). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company has been be provided 180 calendar days, or until April 9, 2003, to regain compliance. If at anytime before April 9, 2003, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company complies with the Rule.

     If compliance with this Rule cannot be demonstrated by April 9, 2003, Nasdaq will determine whether the Company meets the initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 431(c)(2)(A). If it meets the initial listing criteria, Nasdaq will notify the Company that it has granted an additional 180 calendar day grace period to demonstrate compliance. Otherwise, Nasdaq will provide written notification that the Company may appeal Nasdaq's determination to delist its securities to a Listing Qualifications Panel.

     Prior to this, on October 3, 2002, the Company issued a press release announcing that the Nasdaq had approved its application to list on the Nasdaq SmallCap Market. Previously the Company traded on the Nasdaq National Market.